Exhibit 99.1

PATHMARK STORES, INC.

[DATE]

Restricted Stock Unit Grant Notice

Dear [NAME]:

Pathmark Stores, Inc. (the “Company”), pursuant to the Company’s 2000 Employee Equity Plan, has granted you a Restricted Stock Unit representing the number of shares of Common Stock set forth below.  This Restricted Stock Unit is subject to all of the terms and conditions set forth in this Grant Notice, in the Plan and in the attached Terms and Conditions.  The attached Terms and Conditions, together with this Grant Notice, form the Award Agreement.

Participant:	[NAME]
Date of Award:	[DATE]
Number of Shares of Common Stock Subject to Restricted Stock Unit:	[NUMBER]

Vesting Schedule:

Subject to the other terms and conditions of the Plan and the Award Agreement, the Restricted Stock Unit will vest as to 25% of the shares of Common Stock subject thereto on the first anniversary of the Date of Award, and will vest as to an additional 25% on each subsequent anniversary of the Date of Award (full vesting on forth anniversary of the Date of Award), subject to your continued employment with the Company on each such anniversary date.

Please indicate your acceptance of the foregoing by signing and dating where indicated below.

Sincerely,

[NAME]
[TITLE]

Accepted and Agreed:

[NAME]

Date

PATHMARK STORES, INC. 2000 EMPLOYEE EQUITY PLAN
RESTRICTED STOCK UNIT TERMS AND CONDITIONS

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and these Terms and Conditions, Pathmark Stores, Inc. (the “Company”) has granted you, as of the “Date of Award” set forth in the Grant Notice, a Restricted Stock Unit under its 2000 Employee Equity Plan (the “Plan”) representing the number of shares of the Company’s Common Stock indicated in the Grant Notice.

The Grant Notice and these Terms and Conditions form the Award Agreement and all references to the Award Agreement shall be considered to include the Grant Notice and these Terms and Conditions.  Defined terms not explicitly defined in the Award Agreement but defined in the Plan shall have the same definitions as in the Plan.  As used in the Award Agreement, the terms “you” and “your” refer to the Participant identified in the Grant Notice.

The details of your Restricted Stock Unit are as follows:

1.             Vesting; Accelerated Vesting.

(a)           Subject to the other terms and conditions of the Plan and the Award Agreement, your Restricted Stock Unit will vest as provided in the Grant Notice.

(b)           Your Restricted Stock Unit will be considered fully vested in the event that your employment with the Company is terminated by reason of your Involuntary Termination (as such term is defined in your current employment agreement with the Company (or, if you do not have a current employment agreement, your most recent employment agreement with the Company), “Involuntary Termination”), death or your permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”).  Upon termination of your employment for any reason other than Involuntary Termination, death or Disability, the unvested portion of your Restricted Stock Unit will be forfeited.

2.             SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, the shares of Common Stock issuable upon vesting of your Restricted Stock Unit may not be issued unless such shares are then registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The issuance of such shares must also comply with other applicable laws and regulations governing the Restricted Stock Unit, and such shares may not be issued if the Company determines that the issuance would not be in material compliance with such laws and regulations.

3.             TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.  Except as otherwise expressly provided in Section 1(b) and this Section 3 of these Terms and Conditions, the terms of Section 7(c) of the Plan shall apply to any rights you have with respect to your Restricted Stock Unit upon your termination of employment with the Company or upon a Change in Control; provided that, for purposes of Section 7(c)(i) of the Plan, the defined term “Person” shall not mean The Yucaipa Companies, LLC and its affiliates (“Yucaipa”) and the defined term “Business Combination” shall not mean a merger, amalgamation or consolidation with, or sale or other disposition of assets to or acquisition of assets of Yucaipa.

4.             TRANSFERABILITY.  Your Restricted Stock Unit is not transferable, except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to your family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). If the Restricted Stock Unit is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee.

Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall be entitled to receive the shares issuable pursuant to your Restricted Stock Unit.

5.             RESTRICTED STOCK UNIT NOT A SERVICE CONTRACT.  Your Restricted Stock Unit is not an employment or service contract, and nothing in your Restricted Stock Unit shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its subsidiaries, or of the Company or any of its subsidiaries to continue your employment.  In addition, nothing in your Restricted Stock Unit shall obligate the Company or any of its subsidiaries, their respective shareholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director, advisor or consultant for the Company or subsidiary.

6.             WITHHOLDING OBLIGATIONS.  You may satisfy any applicable tax withholding obligation relating to vesting of or acquisition of Common Stock under your Restricted Stock Unit by any of the following means (in addition to the right of the Company or any of subsidiaries to withhold from any compensation it paid to you) or by a combination of such means:  (a) tendering a cash payment; (b) authorizing the Company to withhold shares from the shares of Common Stock otherwise deliverable to you as a result of the vesting of your Restricted Stock Unit (but no more than the minimum required withholding liability); or (c) delivering to the Company owned and unencumbered shares of Common Stock that, in the case of shares acquired previously from the Company, you have owned for at least six months prior to such delivery.

7.             NOTICES.  Any notices provided for you in your Restricted Stock Unit or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices sent by the Company to you, if sent by registered or certified mail and addressed to you at the last address you provided to the Company.

8.             PLAN DOCUMENT CONTROLS.  Your Restricted Stock Unit is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Restricted Stock Unit, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except for terms with respect to which the Plan expressly defers to the Award Agreement, in the event of any conflict between the provisions of your Restricted Stock Unit and those of the Plan, the provisions of the Plan shall control.

9.             SECTION 409A.  Your Restricted Stock Unit is intended to satisfy the requirements of Section 409A of the Code and shall be interpreted and administered consistent with such intent.  If any provision of the Plan or the Award Agreement does not satisfy such requirements or could otherwise cause you to be subject to the interest and penalties under Section 409A of the Code, such provision shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code and, notwithstanding any provision in the Plan or the Award Agreement to the contrary, the Committee shall have broad authority to amend the Award Agreement, without your approval, to the extent necessary or desirable to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.